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                                                                          PAGE 1

                               State of Delaware

                       Office of the Secretary of State

                       ---------------------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1995, AT 2 O'CLOCK P.M.
    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


SEAL OF STATE SECRETARY'S OFFICE FOR THE STATE OF DELAWARE.

                                            /s/  Edward J. Freel
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State

                                           AUTHENTICATION:  7529135

                                           DATE:            06-06-95
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                            CERTIFICATE OF RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

                                     *****

       Adopted on accordance with the provisions of Sections 242 & 245 of the General Corporation Law of the State of Delaware.

                                     *****

     R. Wayne Cain and William W. Jones, being duly elected Vice President and Secretary, respectively, of Navistar Financial Retail Receivables Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as follows:

     FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on November 12, 1991 and filed a Certificate of Restated Certificate of Incorporation with the Delaware Secretary of State on December 10, 1991 (the "Certificate").

     SECOND: The Certificate of the Corporation is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

     THIRD: The Restated Certificate has been duly adopted, pursuant to the provisions of S 242 & 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Vice President and Secretary this 5th day of June, 1995.

                                        NAVISTAR FINANCIAL RETAIL RECEIVABLES
                                        CORPORATION

                                        By:  /s/ R. W. Cain
                                           ------------------------------------
                                           R. Wayne Cain, Vice President


ATTEST:


  /s/ William W. Jones
- ------------------------------------
William W. Jones, Secretary

                                                                   EXHIBIT A
                                                                   ---------


                            CERTIFICATE OF RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION


                                 ARTICLE FIRST
                                 -------------

     The name of the corporation is Navistar Financial Retail Receivables Corporation.

                                ARTICLE SECOND
                                --------------

     The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THIRD
                                 -------------

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in the following activities:

     (a) to acquire from time to time from Navistar Financial Corporation ("NFC") all right, title and interest in and to retail instalment sale contracts for medium and heavy-duty trucks, buses and/or trailers, monies due thereunder and proceeds related thereto, security interests in the vehicles financed thereby, and related rights and any instalment sale contracts, loans, notes, leases, accounts or other rights to payment from retail customers in respect of trucks, buses, trailers and related equipment (including notes of dealers and other persons that finance the acquisition by such dealer or other person of a truck, bus, trailer or related equipment that is leased to a third person or persons) (collectively, the "Receivables");

     (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with NFC and any proceeds or further rights associated with any of the foregoing;

     (c) to transfer the Receivables pursuant to Pooling and Servicing Agreements (the "Agreements") to be entered into by and among NFC, as servicer, the corporation and the trustee or trustees named therein (collectively, the "Trustee");


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     (d)  to sell any class of Asset Backed Certificates or other securities issued by the Trusts under the related Agreements;

     (e) to hold and enjoy all of the rights and privileges of any certificate issued by the Trust to the corporation under the Agreements;

     (f)  to perform its obligations under the Agreements; and

     (g) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                ARTICLE FOURTH
                                --------------

     Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the corporation, the corporation shall not, without the prior written consent of the Trustee under the Agreements (or any supplement thereto), do any of the following:

     (a) engage in any business or activity other than those set forth in Article Third;

     (b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness to NFC in connection with the acquisition of Receivables, (ii) indebtedness under an addendum to the Tax Allocation Agreement effective October 1, 1981 among Navistar International Transportation Corp. ("NITC") and certain of its subsidiaries, as amended and supplemented (the "Tax Allocation Agreement"), such addendum to be substantially similar to the Fourth Addendum to the Tax Allocation Agreement effective April 26, 1993 among NITC, NFC and Navistar Financial Securities Corporation and
(iii) other indebtedness where the person to whom the indebtedness is owing has delivered to the corporation an undertaking that it will not institute against, or join any other Person in instituting against, the corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, and that it will not look to property or assets of the corporation in respect to such obligations, and that such obligations shall not constitute a claim against the corporation in the event that the corporation's assets are insufficient to pay in full such obligations, in each case for one year and one day after the date on which all rated securities issued pursuant to Agreements (other than any such securities held by the corporation);

     (c)  dissolve or liquidate, in whole or in part;

     (d) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:


                                      -3-
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          (i)  the entity (if other than the corporation) formed or surviving the consolidation or merger of which acquires the properties and assets of the corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the corporation, including those obligations of the corporation under the Agreements, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Third, this Article Fourth, Article Fifth, Article Twelfth and Article Fourteenth; and

          (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the corporation or any agreements relating to such indebtedness; or

     (e) without the affirmative vote of 100% of the members of the Board of Directors of the corporation, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

                                 ARTICLE FIFTH
                                 -------------

     (a) At all times the Board of Directors shall include at least two individuals who are Independent Directors. As used herein, an "Independent Director" shall be an individual who is not and has not been employed by NFC or any of its subsidiaries or affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to NFC or any of its subsidiaries and affiliates; (iii) is not affiliated with a significant customer or supplier of NFC or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which NFC or any of its subsidiaries and affiliates is a significant customer or supplier; (v) does not have significant personal services contract(s) with NFC or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from NFC or any of its subsidiaries or affiliates; (vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of Navistar International Corporation the value of which constitutes more than 5% of such individual's net worth; and (viii) is not a spouse, parent, sibling or child of any person described by (i) through (vii).

     (b) As used in paragraph (a) of this Article Fifth, the following terms shall have the meanings set forth in this section:


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          (i)    An "affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

          (ii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

          (iii) The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1990.

          (iv) A "subsidiary" of NFC shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by NFC.

          (v) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant to NFC or any of its subsidiaries or affiliates" if he, she, or it, as the case may be, received or would receive fees or similar compensation from NFC or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which NFC and its subsidiaries received for the sale of their products and services during the last fiscal year of NFC; (B) 5% of the gross revenues of the person during the last calendar year, if such person is a self-employed individual and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

          (vi) A "significant customer of NFC or any of its subsidiaries or affiliates" shall mean a customer from which NFC and any of its subsidiaries or affiliates collectively in the last fiscal year of NFC received payments in consideration for the products and services of NFC and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year.

          (vii) A "significant supplier of NFC or any of its subsidiaries or affiliates" shall mean a supplier to which NFC and any of its subsidiaries or affiliates collectively in the last fiscal year of NFC made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year.

          (viii) NFC or any of its subsidiaries and affiliates shall be deemed a "significant customer" of a company if NFC and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.

          (ix) NFC or any of its subsidiaries and affiliates shall be deemed a "significant supplier" of a company if NFC and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

          (x) A person shall be deemed to have "significant personal services contract(s) with NFC or any of its subsidiaries or affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with NFC and any of its subsidiaries or affiliates exceeded or would exceed 5% of his or her gross revenues during the last calendar year.

          (xi) A tax-exempt entity shall be deemed to receive "significant contributions from NFC or any of its subsidiaries or affiliates" if such tax-exempt entity received during its contributions from NFC or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.


                                 ARTICLE SIXTH
                                 -------------

     The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $1.00 per share.

                                      -6-
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                                ARTICLE SEVENTH
                                ---------------

     The name and mailing address of the sole incorporator are as follows:

     NAME                                            MAILING ADDRESS
     ----                                            ---------------

     Elaine C. Crowley                               200 East Randolph Drive
                                                     Suite 5700
                                                     Chicago, Illinois 60601


                                 ARTICLE EIGHTH
                                 -------------

     The corporation is to have perpetual existence.


                                 ARTICLE NINTH
                                 -------------

     In furtherance and not in limitation of the powers conferred by the statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.


                                 ARTICLE TENTH
                                 -------------

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                               ARTICLE ELEVENTH
                               ----------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE ELEVENTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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

                                ARTICLE TWELFTH
                                ---------------

     Neither the corporation's funds nor any other assets of the corporation are to be commingled with those of any other corporate or natural person.

     The corporation will maintain separate corporate records and books of account from those of any other corporate or natural person.

     The corporation will conduct its business at an office separate from the offices of any of its shareholders.


                              ARTICLE THIRTEENTH
                              ------------------

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                              ARTICLE FOURTEENTH
                              ------------------

     The Corporation shall not, without the prior written consent of the Trustee and each rating agency (a) which has been requested by the Corporation to rate one or more classes of securities issued by the Corporation or by a trust in which the Corporation holds a beneficial interest and (b) which is then rating such class or classes of securities, amend, alter, change or repeal Articles Third, Fourth, Fifth, Twelfth or this Article Fourteenth of this Certificate of Incorporation. Subject to the foregoing limitation, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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